As filed with the Securities and Exchange Commission on July 2, 2003.

Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Molina Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6324	13-4204626
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

One Golden Shore Drive

Long Beach, CA 90802

(562) 435-3666

(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)

J. Mario Molina, M.D.

President and Chief Executive Officer

One Golden Shore Drive

Long Beach, CA 90802

(562) 435-3666

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:

Douglas M. Mancino, Esq.	William J. Grant, Jr., Esq.
Mark J. Mihanovic, Esq.	Willkie Farr & Gallagher
McDermott, Will & Emery	787 Seventh Avenue
2049 Century Park East, Suite 3400	New York, New York 10019
Los Angeles, CA 90067	(212) 728-8000
(310) 277-4110

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form is to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (Registration No. 333-102268)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Calculation of Registration Fee

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, $0.001 par value per share	492,857	$17.50	$8,625,000	$697.76

(1)	Includes 64,286 shares the underwriters have the option to purchase to cover over-allotments, if any.
(2)	The Registrant previously registered an aggregate of $124,200,000.00 of Common Stock on a Registration Statement on Form S-1 (File No. 333-102268), for which a filing fee of $11,324.28 was paid.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by Molina Healthcare, Inc. (the “Company”), pursuant to Rule 462(b) under the Act. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-1 (File No. 333-102268) relating to the offering of shares of common stock, par value $0.001 per share.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but in no event later than the close of business on July 2, 2003, (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) it will confirm receipt of such instructions by the bank during regular business hours on July 2, 2003.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on July 1, 2003.

MOLINA HEALTHCARE, INC.

By:	/S/ J. MARIO MOLINA, M.D
J. Mario Molina, M.D Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MARIO MOLINA J. Mario Molina, M.D	Chairman of the Board; Chief Executive Officer and President	July 1, 2003

/s/ JOHN C. MOLINA* John C. Molina, J.D.	Director, Executive Vice President, Financial Affairs, Chief Financial Officer and Treasurer (Principal Financial Officer)	July 1, 2003

/s/ HARVEY A. FEIN* Harvey A. Fein	Vice President, Financial Affairs (Principal Accounting Officer)	July 1, 2003

/s/ GEORGE S. GOLDSTEIN* George S. Goldstein, Ph.D.	Director; Executive Vice President, Health Plan Operations	July 1, 2003

/s/ RONNA ROMNEY* Ronna Romney	Director	July 1, 2003

/S/ RONALD LOSSETT* Ronald Lossett, CPA, D.B.A.	Director	July 1, 2003

/s/ CHARLES Z. FEDAK* Charles Z. Fedak, CPA	Director	July 1, 2003

/s/ CARL D. COVITZ* Carl D. Covitz	Director	July 1, 2003

/s/ SALLY K. RICHARDSON* Sally K. Richardson	Director	July 1, 2003

*	By: J. Mario Molina, M.D., as attorney-in-fact.

Exhibit Index

Exhibit No.		Description

5.1		Opinion of McDermott, Will & Emery.

23.1		Consent of McDermott, Will & Emery (included in Exhibit 5.1).

23.2		Consent of Ernst & Young LLP, Independent Auditors.

24.1	*	Powers of Attorney.

*	Previously filed on the signature pages to Amendment Numbers 2 and 3 to Registration Statement No. 333-102268, filed April 11, 2003 and June 3, 2003, respectively.